Exhibit 10.3
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of the 27th day of January, 2023, by and among:
(i)    JAMES RIVER GROUP HOLDINGS, LTD., a Bermuda company (“Parent”), and JRG REINSURANCE COMPANY LTD., a regulated insurance company domiciled in Bermuda (“JRG Reinsurance” and, together with Parent, each a “Borrower” and, collectively, the “Borrowers”);
(ii)    THE FINANCIAL INSTITUTIONS listed as lenders on the signature pages hereto and their successors and assigns (each a “Lender” and, collectively, the “Lenders”); and
(iii)    KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as “Administrative Agent” under the Credit Agreement (defined below).
Recitals:
A.    The Borrowers, the Lenders, the Administrative Agent and certain other parties are the parties to that certain Second Amended and Restated Credit Agreement dated as of November 8, 2019, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of February 18, 2022 (as amended from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement.
B.    Certain loans and/or other extensions of credit under the Credit Agreement and/or other Loan Documents incur or are permitted to incur interest, fees, commissions or other amounts based on the London interbank offered rate for Dollars (“LIBOR”).

C.    The Borrowers, the Lenders, and the Administrative Agent have agreed (i) that as of the Second Amendment Effective Date (as defined below), each loan, advance, borrowing, or other financial accommodation or extension of credit of any type by the Lenders from time to time made or permitted to be made under the Credit Agreement bearing interest or incurring fees or other amounts based on LIBOR, including any credit extension nominally based on a “Base Rate” or other term generally indicating usage of a benchmark other than LIBOR but which may apply LIBOR in accordance with such term, shall no longer be available and shall be replaced by credit extensions bearing interest or incurring fees or other amounts based on Term SOFR, and (ii) to make certain other changes to the Credit Agreement as set forth herein.
Agreements:
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrowers and the Administrative Agent, intending to be legally bound, hereby agree as follows:
1.    Amendments to the Credit Agreement. Subject to the terms and conditions of this Second Amendment, including, without limitation, Paragraph 2, below, the Credit Agreement is hereby amended as follows:
(A)    The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:
“Business Day” means (a) any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio or New York, New York are authorized or required by law to close and (b) with respect to any matters relating to SOFR Loans, a SOFR Business Day.

“Interest Period” means, with respect to any SOFR Borrowing, the period beginning on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter, as the Borrower Agent, for and on behalf the Borrowers, may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond the Maturity Date, and (d) no tenor that has been removed from this definition pursuant to Section 2.14(d) shall be available for specification in such Borrowing Request or Interest Election. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be deemed to be the effective date of the most recent conversion or continuation of such Borrowing.
(B)    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the correct alphabetical order:
“Adjusted Term SOFR” means for any Available Tenor and Interest Period with respect to a Term SOFR Loan, the greater of (a) the sum of (i) Term SOFR for such available Tenor or Interest Period and (ii) the applicable SOFR Index Adjustment, and (b) the Floor.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14.
“Benchmark” means, initially, with respect to any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Agent as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent and the Borrower Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“CME” means CME Group Benchmark Administration Ltd.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Floor” means a rate of interest equal to zero percent (0.00%) per annum.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Second Amendment Effective Date” means January 27, 2023.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Borrowing” means a Term SOFR Borrowing.

“SOFR Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“SOFR Index Adjustment” means for any calculation with respect to a Term SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Term SOFR Loans Interest Period:
One month	0.10%
Three months	0.10%
Six months	0.10%
“SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).
“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two (2) SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one (1) month on the day that is two (2) SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.
“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Type” means any type of Loan determined with respect to the interest option applicable thereto, which in each case shall be a Base Rate Loan or a Term SOFR Loan.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
(C)    Section 1.01 of the Credit Agreement is hereby amended to delete the definitions of “Adjusted LIBO Rate”, “Eurodollar”, “LIBO Rate” and “Statutory Reserve Adjustment” therefrom.
(D)    All references to “Eurodollar” in the Credit Agreement are hereby amended to refer to “SOFR” in lieu thereof.
(E)    All references to “Adjusted LIBO Rate” in the Credit Agreement are hereby amended to refer to “Adjusted Term SOFR” in lieu thereof.
(F)    All references to the “London interbank market” in the Credit Agreement are hereby amended to refer to the “applicable interbank market” in lieu thereof.
(G)    Article 1 of the Credit Agreement is hereby amended by adding the following new Section 1.07:
“Section 1.07 Rates. The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.”
(G)    Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Section 2.14 Benchmark Replacement Setting.
(a)    Temporary Inability to Determine Rate. If (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR cannot be determined pursuant to the definition thereof or (b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, in each case of (a) and (b), on or prior to the first day of any Interest Period, the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Upon notice thereof by the Administrative Agent to the Borrower Agent, (i) any obligation of the Lenders to make or continue the applicable SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent revokes such notice and (ii) if such determination affects the calculation of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (c) of the definition of “Alternate Base

Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of any applicable SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower Agent will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower Agent shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.
(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower Agent so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 2.14 will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (b), all Loans shall be converted into Base Rate Loans in accordance with the provisions of clause (a) above.
(c)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Agent and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. The Administrative Agent will notify the Borrower Agent and the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Benchmark Unavailability Period. Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Agent may revoke any request for the applicable SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Agent will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Alternate Base Rate.”
(H)    Section 3.05 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
“Section 3.05 Insurance Licenses. Schedule T to the most recent annual Statutory Statement of each Domestic Insurance Subsidiary lists all of the jurisdictions in which such Domestic Insurance Subsidiary holds active licenses (including, without limitation, licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business or to act as an insurance agent or broker (collectively, the “Licenses”), and Schedule 3.05 hereto lists all of the jurisdictions in which JRG Reinsurance holds active Licenses (including, without limitation, Licenses from Applicable Insurance Regulatory Authorities). Each

Insurance Subsidiary is in compliance in all material respects with each License held by it. No License (to the extent material) is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and to the knowledge of each Borrower no such suspension or revocation has been threatened by any Applicable Insurance Regulatory Authority except in any such case where such proceedings would not have a Material Adverse Effect.”
(I)    Section 6.16(b) of the Credit Agreement is hereby amended by adding the following proviso to the end of such Section: “; provided, however, that this Section 6.16(b) shall not prohibit any amendment, waiver or other modification if the effect of such amendment, waiver or other modification is to replace any benchmark interest rate of such Debt based on LIBOR with a benchmark interest rate based on SOFR.”
(I)    The Credit Agreement is hereby amended to delete Pricing Schedule therefrom and to insert in place thereof a new Pricing Schedule attached hereto as Exhibit A.
2.    Amendment Effective Date; Conditions Precedent. The amendments set forth in Paragraph 1, above, shall not be effective unless and until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “Second Amendment Effective Date”):
(a)    Borrowers’ Certifications. On the Second Amendment Effective Date, after giving effect to the amendments set forth in Paragraph 1, above, the Borrowers hereby certify that (i) no Default exists, (ii) the representations and warranties of the Borrowers under Article 3 of the Credit Agreement are true and correct in all material respects as of the Second Amendment Effective Date (unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date), (iii) the execution, delivery and performance of this Second Amendment has been authorized by all necessary corporate or company action, and (iv) the Regulatory Condition Satisfaction remains effective.
(b)    Second Amendment. The Administrative Agent or the Special Counsel (defined below) shall have received from each Borrower and each Lender party hereto a counterpart of this Second Amendment signed on behalf of such party.
3.    No Other Modifications. Except as expressly provided in this Second Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.
4.    Confirmation of Obligations. Each Borrower hereby affirms as of the date hereof all of its respective Debt and other obligations to each of the Lender Parties under and pursuant to the Credit Agreement and each of the other Loan Documents and that such Debt and other obligations are owed to each of the Lender Parties according to their respective terms. Each Borrower hereby affirms as of the date hereof that there are no claims or defenses to the enforcement by the Lender Parties of the Debt and other obligations of such Borrower to each of them under and pursuant to the Credit Agreement or any of the other Loan Documents.
5.    Administrative Agent’s Expense. The Borrowers agree to reimburse the Administrative Agent promptly for its reasonable invoiced out-of-pocket costs and expenses incurred in connection with this Second Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Squire Patton Boggs (US) LLP, special counsel to the Administrative Agent.

6.    Governing Law; Binding Effect. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.
7.    Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Second Amendment by delivering by facsimile or email transmission a signature page of this Second Amendment signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Second Amendment.
8.    Miscellaneous.
(a)    Upon the effectiveness of this Second Amendment, this Second Amendment shall be a Loan Document.
(b)    The invalidity, illegality, or unenforceability of any provision in or Obligation under this Second Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Second Amendment or of such provision or obligation in any other jurisdiction.

(c)    This Second Amendment and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Second Amendment or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this Second Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Second Amendment and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Second Amendment and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.
(d)    The obligations of the Borrowers hereunder are joint and several, all as more fully set forth in Article 10 of the Credit Agreement.
9.    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS SECOND AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SECOND AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OT ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECOND AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.
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IN WITNESS WHEREOF, the Borrowers and the Administrative Agent have hereunto set their hands as of the date first above written.
BORROWERS
JAMES RIVER GROUP HOLDINGS, LTD.
By:     /s/ Sarah Doran
Name: Sarah Doran
Title: Chief Financial Officer
JRG REINSURANCE COMPANY LTD.
By:    /s/ Allan Defante
Name: Allan Defante
Title: Chief Financial Officer
Signature Page to
Second Amendment to
Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT
KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent
By:    /s/ Ashley Braniecki
Name: Ashley Braniecki
Title: Vice President
LENDERS
KEYBANK NATIONAL ASSOCIATION,
as Lender
By:    /s/ Ashley Braniecki
Name: Ashley Braniecki
Title: Vice President

Signature Page to
Second Amendment to
Second Amended and Restated Credit Agreement

[Lender Signatures Continued]
TRUIST BANK,
as Lender
By:    /s/ David Fournier
Name: David Fournier
Title: Managing Director
Signature Page to
Second Amendment to
Second Amended and Restated Credit Agreement

[Lender Signatures Continued]
BANK OF MONTREAL,
as Lender
By:    /s/ Benjamin Mlot
Name: Benjamin Mlot
Title: Director
Signature Page to
Second Amendment to
Second Amended and Restated Credit Agreement

[Lender Signatures Continued]
THE BANK OF N.T. BUTTERFIELD & SON
LIMITED, as Lender
By:    /s/ Jordache Rawson
Name: Jordache Rawson
Title: Vice President
And:    /s/ Steven McGuinness
Name: Steven McGuinness
Title: Bermuda Chief Credit Officer
Signature Page to
Second Amendment to
Second Amended and Restated Credit Agreement

[Lender Signatures Continued]
FIRST HORIZON BANK,
as Lender
By:    /s/ Robert C. Mason
Name: Robert C. Mason
Title: Senior Vice President
Signature Page to
Second Amendment to
Second Amended and Restated Credit Agreement

[Lender Signatures Continued]
FIRST NATIONAL BANK OF PENNSYLVANIA,
as Lender
By: /s/ Robert B. Weaver
Name: Robert B. Weaver
Title: Senior Vice President
Signature Page to
Second Amendment to
Second Amended and Restated Credit Agreement

EXHIBIT A
Amended and Restated Pricing Schedule
PRICING SCHEDULE

Leverage Ratio	Pricing Level	SOFR Margin	Base Rate Margin	Commitment Fee Rate
< 0.10 to 1	Level I	1.250%	0.250%	0.150%
≥ 0.10 to 1 and < 0.175 to 1	Level II	1.375%	0.375%	0.200%
≥ 0.175 to 1 and < 0.275 to 1	Level III	1.500%	0.500%	0.250%
≥ 0.275 to 1	Level IV	1.625%	0.625%	0.300%
The SOFR Margin, Base Rate Margin and Commitment Fee Rate will be determined by reference to the Leverage Ratio.
For purposes of this Schedule, “Pricing Level” means for any day, the Pricing Level (I, II, III or IV) indicated on the table above that corresponds to the Leverage Ratio as of the end of the most recent Fiscal Quarter or Fiscal Year, as the case may be, for which the Parent delivered financial statements pursuant to the Loan Documents, effective on the business day immediately following the date on which such financial statements are delivered to the Administrative Agent; provided, however, that, at any and all times during which (a) the Parent is in default of the timely delivery of (1) the financial statements required by the Loan Documents for any period or (2) the accompanying compliance certificate required by the Loan Documents, the SOFR Margin, Base Rate Margin and Commitment Fee Rate shall be determined under Pricing Level IV or (b) an Event of Default has occurred and is continuing, the SOFR Margin, Base Rate Margin and Commitment Fee Rate shall be determined under Pricing Level IV.
Pricing Level III shall apply through the period ending December 31, 2022 and until adjusted pursuant to the immediately preceding paragraph.
By way of clarification and not limitation, the Loans under the Unsecured Facility shall commence to accrue interest, the Letters of Credit under the Unsecured Facility shall commence to accrue participation fees, and commitment fees under the Unsecured Facility shall commence to accrue in each case at rates per annum reflecting the decreased Applicable Rates as of the Second Amendment Effective Date and (together with the interest, participation fees and commitment fees accrued and unpaid prior to the Second Amendment Effective Date) shall be payable on the applicable Interest Payment Date next following the Second Amendment Effective Date.